EXHIBIT 16.1

February 5, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentleman:

We have read the statements under item 4.01 in the Form 8-K dated February 5, 2026, of BioCrude Technologies USA, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with statements made regarding our firm. We have no basis to, and therefore, do not agree or disagree with, the other statements made by the Company in the Form 8-K.

Sincerely,

/s/ Mac Accounting Group & CPAs, LLP